     As filed with the Securities and Exchange Commission on June 30, 2000

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             STUDENT ADVANTAGE, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                04-3263743
(State or other jurisdiction of incorporation or         (I.R.S. Employer
                 organization)                         Identification Number)

            280 SUMMER STREET, BOSTON, MA                     02210
       (Address of Principal Executive Offices)             (Zip Code)


                           1998 STOCK INCENTIVE PLAN
                            (Full title of the Plan)


                             RAYMOND V. SOZZI, JR.
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            STUDENT ADVANTAGE, INC.
                               280 SUMMER STREET
                                BOSTON, MA 02210
                    (Name and address of agent for service)

                                 (617) 912-2000
         (Telephone number, including area code, of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM          PROPOSED              AMOUNT OF
      TITLE OF SECURITIES             AMOUNT TO BE       OFFERING PRICE PER     MAXIMUM AGGREGATE        REGISTRATION
       TO BE REGISTERED                REGISTERED              SHARE             OFFERING PRICE              FEE
----------------------------        ----------------     ------------------     -----------------         -----------

Common Stock, $.01 par value
per share                           2,000,000 shares         $7.375(1)            $14,750,000(1)            $3,894.00

--------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on June 29, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

================================================================================

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-81005, filed by the Registrant on June 18, 1999 relating to the Registrant's 1998 Stock Incentive Plan and 1998 California Stock Incentive Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 30, 2000.

                                     STUDENT ADVANTAGE, INC.

                                     By: /s/ Raymond V. Sozzi, Jr.
                                         --------------------------------------
                                         Raymond V. Sozzi, Jr.
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Student Advantage, Inc. hereby severally constitute Raymond V. Sozzi, Jr., Christopher B. Andrews and Mark G. Borden Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Student Advantage, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


      SIGNATURE                                             TITLE                           DATE

/s/ Raymond V. Sozzi                      Chairman of the Board, President and Chief    June 30, 2000
--------------------                      Executive Officer (principal executive
Raymond V. Sozzi                          officer)


/s/ Christopher B. Andrews                Vice President, Finance and Administration    June 30, 2000
--------------------------                and Chief Financial Officer (principal
Christopher B. Andrews                    financial and accounting officer)


/s/ John M. Connolly                      Director                                      June 30, 2000
--------------------
John M. Connolly

/s/ William S. Kaiser                     Director                                      June 30, 2000
---------------------
William S. Kaiser

/s/ John S. Katzman                       Director                                      June 30, 2000
-------------------
John S. Katzman

/s/ Marc J. Turtletaub                    Director                                      June 30, 2000
----------------------
Marc J. Turtletaub

/s/ Charles E. Young                      Director                                      June 30, 2000
--------------------
Charles E. Young

                                  EXHIBIT INDEX


 EXHIBIT
 NUMBER           DESCRIPTION

   4.1 (1)        Amended and Restated Certificate of Incorporation of the
                  Registrant

   4.2 (1)        Amended and Restated By-Laws of the Registrant

   4.3 (2)        Specimen certificate for shares of common stock.

   5.1            Opinion of Hale and Dorr LLP

  23.1            Consent of Hale and Dorr LLP (included in Exhibit 5.1)

  23.2            Consent of PricewaterhouseCoopers LLP

  24.1 Power of Attorney (included on the signature page of this Registration Statement)







--------------

(1) Incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 30, 2000.

(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-75807) filed May 11, 1999.